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                                                                    EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

Childtime Learning Centers, Inc. (the "Corporation"), hereby grants you an option (the "Option") to purchase 150,000 shares of the Common Stock of the Corporation (collectively, the "Shares"), upon the terms and conditions contained in this Agreement. The Option is being granted as an inducement essential to your entering into an employment arrangement with the Corporation and is effective as of August 15, 2002, the date of grant (the "Effective Date").

1. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. The Option may not be transferred by you other than by will or by the laws of descent and distribution and, during your lifetime, the Option is exercisable only by you.

3. Subject to the other terms contained in this Agreement, you may exercise the Option in accordance with the following schedule:

         a. Prior to the first anniversary date of the Effective Date, you may not purchase any of the Shares.

         b. Beginning on the first anniversary date of the Effective Date, you may purchase 30,000 Shares at an option exercise price equal to $3.50 per share.

         c. On each subsequent anniversary date of the Effective Date through August 15, 2007 (the fifth anniversary date), you may purchase an additional 30,000 Shares at an option exercise price equal to $3.50 per share.

4. Subject to earlier termination of the Option pursuant to this Agreement, the Option will expire (to the extent not previously exercised) on the seventh anniversary of the Effective Date.

5. If your employment with the Corporation terminates for any reason, you will have three months following such termination to exercise the Option with respect to those Shares which have become fully vested at the time of your termination; provided that the Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee") may, in its sole discretion, extend such post-termination exercise period. In no event, however, will any post-termination exercise period extend beyond the seventh anniversary of the Effective Date.

6. Notwithstanding the foregoing, if your employment with the Corporation is terminated within six months after the occurrence of a "Change in Control" (as defined below), (a) the Option will become immediately exercisable with respect to all of the Shares and


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         (b) the exercise period for the Option will be extended for six months from the date of termination of your employment, but in no event beyond the seventh anniversary of the Effective Date.

         For purposes of this Paragraph 6, a "Change in Control" of the Corporation will occur on the date that (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Childcare Associates or KD Partners II and their affiliates (collectively, "KD Partners") and/or Jacobson Partners and its affiliates (collectively, "Jacobson Partners"), (A) acquires beneficial ownership, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities and (B) exercises that voting power to replace 50% or more of the directors who were serving on the Board of Directors of the Company prior to such acquisition or (ii) any person other than KD Partners and/or Jacobson Partners acquires all or substantially all of the assets of the Company (whether by purchase, merger or consolidation).

7. The Option will be exercised by giving a written notice to the Treasurer of the Corporation. Such notice will specify the number of Shares to be purchased and will be accompanied by payment in full (by the means specified in Paragraph 8 below) of the aggregate option exercise price for the number of Shares purchased and, if applicable, by an appropriate representation as to your investment purpose and an acknowledgment that the Shares to be issued upon exercise of the Option have not been registered under the Securities Act of 1933. Such exercise will be effective only upon actual receipt of such written notice, and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon exercise of any part of the Option will inure to you or any other person who is entitled to exercise the Option unless and until certificates representing such Shares have been issued.

8. The aggregate option exercise price for the number of Shares to be purchased will be payable in cash or, in the sole discretion of and subject to such conditions as may be established by the Compensation Committee, (a) by the Corporation retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a fair market value on the date of exercise equal to the aggregate option exercise price of the number of Shares with respect to which you have exercised the Option, or (b) in such other manner as the Compensation Committee determines is appropriate, in its sole discretion. Fair market value of a Share will be determined by the Compensation Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation will be traded on such date, or if there are no sales on such date, on the next following day on which there are sales.

9. The number of Shares subject to the Option and the option exercise price will be subject to such adjustment as the Compensation Committee, in its sole discretion, deems


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         appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares will be issued pursuant to exercise of the Option, and any fractional shares resulting from such adjustments will be eliminated from the Option.

10. Nothing contained in this Agreement, nor any action taken by the Compensation Committee in connection with this Agreement, will confer upon you any right with respect to continuation of your employment by the Corporation or any subsidiary of the Corporation, nor interfere in any way with the right of the Corporation or any subsidiary to terminate your employment at any time.

11. If, upon or as a result of your exercise of the Option, there is payable by the Corporation any amount for income tax withholding, you will pay such amount to the Corporation to reimburse it for such income tax withholding. The Compensation Committee may, in its sole discretion, permit you to satisfy any such withholding obligation, in whole or in part, by allowing you to elect either (a) to have the amount of Common Stock deliverable by the Corporation upon exercise of the Option appropriately reduced, or (b) to tender Common Stock back to the Corporation subsequent to your exercise of the Option, subject to such rules and regulations as the Compensation Committee, in its sole discretion, may adopt. The Compensation Committee may make such other arrangements with respect to income tax withholding as it, in its sole discretion, determines to be appropriate.

                                         Very truly yours,

                                         Childtime Learning Centers, Inc.
                                         a Michigan corporation


                                         By: /s/ James Morgan
                                             --------------------
                                             James Morgan
                                             Its:  Chairman of the Board

The above is agreed to and accepted:


    /s/ William D. Davis
-----------------------------------------
William D. Davis

Dated as of August 15, 2002


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